UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2009 (November 27, 2009)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 27, 2009, pursuant to a Purchase and Sale Agreement, Lease Amendment and Lease Royalty Conveyance Agreement and a Conveyance Agreement  (the “Purchase Agreements”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”), agreed to acquire producing natural gas and oil assets from  private sellers (“Sellers”), in the Permian Basin (the  “Purchased Assets”) for $55.0 million (the “Acquisition”) and paid one of the Sellers a non-refundable deposit of $5.5 million. This transaction has an effective date of October 1, 2009 and was closed on December 2, 2009, as disclosed below, and is subject to customary closing conditions and purchase price adjustments. The Company funded this acquisition with borrowings under its existing reserve-based credit facility.

The Purchased Assets have total estimated proved reserves of 3.2 million barrels of oil equivalent, of which approximately 83% are oil reserves and 65% is proved developed. Based on current net production of approximately 780 barrels of oil equivalent per day, the properties have a reserve to production ratio of approximately 11 years. At closing, the Company expects to operate all but one of the producing wells located on the acquired properties.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreements.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the full text of the Purchase Agreements, which are attached as Exhibit 10.1, 10.2 and 10.3 to this Form 8-K and incorporated herein by reference.

In an effort to support stable cash flows from this transaction, the Company entered into crude oil swaps based on NYMEX pricing for approximately 90% of the estimated oil production from existing producing wells in the acquired properties for the period beginning January 2010 extending through December 2013.   A schedule of the oil hedges entered into is shown below:

 Hedging Schedule
Swaps
Contract Period	Volume (Bbls)	Price (1)
January 1, 2010 - December 31, 2010	146,000	$86.24
January 1, 2011 - December 31, 2011	109,500	$86.99
January 1, 2012 - December 31, 2012	91,500	$87.18
January 1, 2013 - December 31, 2013	73,000	$87.43

                                   (1) Weighted Average NYMEX Fixed Price.

In addition to the NYMEX oil price swaps entered into above, the Company entered into the following additional NYMEX oil derivative contracts to support the cash flow to be received on its oil production in other areas:

Swaps
Contract Period	Volume (Bbls)	Price
January 1, 2012 - December 31, 2012	45,750	$90.02
January 1, 2013 - December 31, 2013	45,625	$90.02

Collars
Contract Period	Volume (Bbls)	Floor	Ceiling
January 1, 2012 - December 31, 2012	45,750	$80.00	$100.25
January 1, 2013 - December 31, 2013	45,625	$80.00	$100.25

Item 2.01.  Completion of Acquisition of Assets.

On December 2, 2009, pursuant to Purchase Agreements the Company, and its wholly-owned subsidiary Vanguard Permian, LLC, consummated the Acquisition of Purchased Assets from the Sellers for $55.0 million in cash.

The $55.0 million purchase price was funded from borrowings under the Company’s reserve-based credit facility. The purchase price is subject to final purchase price adjustments to be determined based on an effective date of October 1, 2009.

Item 7.01 and 8.01 Regulation FD Disclosure; Other Events.

On November 30, 2009, the Company issued a press release announcing the execution and delivery of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On December 4, 2009, the Company issued a press release announcing the closing of the Acquisition, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

On December 4, 2009, the Company issued a press release announcing that the borrowing base on its reserve-based credit facility has been set at $195 million as a result of an interim borrowing base redetermination performed in conjunction with the Acquisition. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated November 27, 2009 among Vanguard Permian, LLC, Fortson Production Company, and Benco Energy, Inc.

Exhibit 10.2	Lease Amendment and Lease Royalty Conveyance Agreement, dated November 27, 2009, among Vanguard Permian, LLC and Ben J. Fortson and Fortson Parties

Exhibit 10.3	Conveyance Agreement, dated November 27, 2009 among Vanguard Permian, LLC and Exile Oil & Gas Company

Exhibit 99.1	Press Release dated November 30, 2009

Exhibit 99.2	Press Release dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
December 4, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated November 27, 2009 among Vanguard Permian, LLC, Fortson Production Company, and Benco Energy, Inc.

Exhibit 10.2	Lease Amendment and Lease Royalty Conveyance Agreement, dated November 27, 2009, among Vanguard Permian, LLC and Ben J. Fortson and Fortson Parties

Exhibit 10.3	Conveyance Agreement, dated November 27, 2009 among Vanguard Permian, LLC and Exile Oil & Gas Company

Exhibit 99.1	Press Release dated November 30, 2009

Exhibit 99.2	Press Release dated December 4, 2009